Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-188950 and No. 333-181020) and S-3/A (No. 333-185127) of NovaCopper Inc. of our report dated February 5, 2015, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K for the year ended November 30, 2014.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
February 5, 2015